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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 1995

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                            KETTLE RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)


              TEXAS                        0-13234               76-0276342
  (State or other jurisdiction        (Commission File        (I.R.S. Employer
of incorporation or organization)          Number)           Identification No.)


              3131 ARGONNE
             HOUSTON, TEXAS                                   77098
(Address of principal executive offices)                    (Zip code)


       Registrant's telephone number, including area code: (713) 524-3464

                                    No Change
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         Between February 28, 1995 and March 31, 1995, Kettle Restaurants, Inc., a Texas corporation (the "Company"), entered into several agreements with Foothill Capital Corporation ("Foothill"), the current holder of the Company's outstanding 13.30% Senior Secured Notes due 1999 (the "Notes"), pursuant to which six properties mortgaged by the Company pursuant to the Indentures securing the Notes were released from the lien of the Indentures and, in substitution therefor, eight other properties owned by the Company were mortgaged and made subject to the lien of the Indentures securing the Notes. Two of the released properties were sold by the Company and then leased back by the Company for a lease term of twenty years. In addition, a third property subject to the lien of the Indentures securing the Notes was also sold by the Company. The net proceeds of these sales, together with other funds of the Company, were used to purchase from Foothill $3,049,000 principal amount of the Company's
15 7/8% subordinated debentures due 1996 (the "Bonds") at par plus accrued interest. The Company intends to sell the three other properties which were released from the lien of the Indentures securing the Notes as soon as practicable (two of which it is intended will be leased back) and has agreed with Foothill that when such sales are consummated, the net proceeds realized by the Company will be used to purchase additional Bonds from Foothill at par plus accrued interest until an aggregate of $3,967,000 principal amount of the bonds has been purchased by the Company from Foothill. The net proceeds realized by the Company from such sales in excess of the amount of funds needed to purchase an aggregate of $3,967,000 principal amount of the Bonds will be paid to Foothill to be applied by Foothill to the $1,800,000 principal payment due June 30, 1996 with respect to the Notes. Foothill agreed to waive any prepayment penalty provided for with respect to such prepayment. Foothill also agreed that the $1,800,000 principal payment due June 30, 1995 with respect to the Notes would be deferred until the maturity date of the Notes -- June 30, 1999.

         In addition, the Company and Foothill agreed that the security interest in the collateral granted by the Company to Foothill as security for the payment of the Company's obligations under the Loan Agreement, dated as of February 11, 1994, under which Foothill made a $1,000,000 term loan to Kettle, shall remain collateral security for the payment of the Notes until perfection of the substitution of properties is completed. The Company and Foothill also agreed that in the event that there were additional sales of units and/or other property by the Company subsequent to March 31, 1995, other than sales of (i) units 012, 068, 090, 096, 138 and 488, (ii) other property currently encumbered by debt held by Textron, (iii) units encumbered by the Indentures and remaining as collateral for the Notes, and (iv) units or other property where the net proceeds from sale exceed the related debt payoff by less than $125,000, then the net proceeds therefrom will be divided equally, one-half being used to purchase Bonds and the remainder of the proceeds being used to refurbish Company-operated units then encumbered by the Indentures and held as collateral for the Notes. The agreement set forth in the preceding sentence shall

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continue until the proceeds from sales of properties not excluded by the terms of such agreement exceeds $2,500,000. The net proceeds resulting from the sale of units or other property described in subparagraphs (ii) and (iv) above will be retained by the Company to be used for such purposes as the Company may determine in its discretion. Any proceeds required by the terms of such agreement to be used to purchase Bonds that are not immediately used for such purpose will be placed in a separate, segregated account (the "Proceeds Account") maintained for that purpose. The Company will not withdraw any funds from the Proceeds Account except for the purposes stated and will not pledge the Proceeds Account as security for any indebtedness or otherwise permit any other person or entity to have any interest in the Proceeds Account. In the event that the Company is unable to purchase Bonds in the marketplace or through private sale, the Company will call the Bonds, to the extent of the amount of the funds in the Proceeds Account, prior to June 1, 1996 in order to comply with its obligations under such agreement.

         The formal releasing of the six properties released and substitution of the eight properties mortgaged was accomplished pursuant to the Supplemental Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) from Kettle Restaurants, Inc., as Grantor, to NationsBank of Texas, National Association, as Trustee, dated as of May 2, 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial statements of business acquired.

                 None.

         (b)     Pro forma financial information.

                 None.

         (c)     Exhibits.

               4.21 Supplemental Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) from Kettle Restaurants, Inc., as Grantor, to NationsBank of Texas, National Association, as Trustee, dated as of May 2, 1995.

               10.29. Letter agreement, dated February 28, 1995, between Kettle Restaurants, Inc. and Foothill Capital Corporation.

               10.30. Letter agreement, dated March 27, 1995, between Kettle Restaurants, Inc. and Foothill Capital Corporation.

               10.31. Letter agreement, dated March 28, 1995, between Kettle Restaurants, Inc. and Foothill Capital Corporation.

               10.32. Letter agreement, dated March 29, 1995, between Kettle Restaurants, Inc. and Foothill Capital Corporation.

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                 10.33.   Letter agreement, dated March 31, 1995, between Kettle
                          Restaurants, Inc. and Foothill Capital Corporation.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           KETTLE RESTAURANTS, INC.

Date:  May 22, 1995                        By: /s/CARLETTE WOODS
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                                               Carlette Woods
                                               Vice President-Finance

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